Exhibit 10.3
SHARE LENDING AGREEMENT
Dated as of February 11, 2008
among
GMX RESOURCES INC. (“Lender”),
and
JEFFERIES FUNDING LLC (“Borrower”),
and
JEFFERIES & COMPANY, INC.,
in its capacity as Collateral Agent (as hereinafter defined).
This Agreement sets forth the terms and conditions under which Borrower may borrow from Lender up to the Maximum Number of Shares (as hereinafter defined) from time to time.
The parties hereto agree as follows:
Section 1. Certain Definitions. The following capitalized terms shall have the following meanings:
“Business Day” means a day, other than a Saturday or Sunday, on which (i) regular trading occurs in the principal trading market for the Common Shares and (ii) the Clearing Organization is open.
“Cash” means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.
“Clearing Organization” means The Depository Trust Company, or, if agreed to by Borrower and Lender, a Securities Intermediary at which Borrower and Lender both maintain accounts.
“Closing Price” on any day means, with respect to the Common Shares (i) if the Common Shares are listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or are included in the OTC Bulletin Board Service (operated by the Financial Industry Regulatory Authority, Inc.), the last reported sale price, regular way, in the principal trading session on such day on such market on which the Common Shares are then listed, admitted to trading or included (or, if the day of determination is not a Business Day, the last preceding Business Day) and (ii) if the Common Shares are not so listed or admitted to trading or if the last reported sale price is not obtainable (even if the Common Shares are listed, admitted to trading or included on such market), the average of the bid prices for the Common Shares obtained from as many dealers in the Common Shares (which may include Borrower or its affiliates), but not exceeding three, as shall furnish bid prices to the Borrower (which bid prices shall be made available to the Lender by the Borrower upon request by the Lender).
“Collateral” means any Cash or Non-Cash Collateral. Each of the parties to this Agreement hereby agree that Cash and each item within the definition of Non-Cash Collateral shall be treated as a “financial asset” as defined by Section 8-102(a)(9) of the UCC.
“Collateral Account” means the securities account of the Collateral Agent maintained on the books of Jefferies & Company, Inc., as Securities Intermediary, and designated “Jefferies & Company, Inc., as Collateral Agent of GMX Resources Inc., as pledgee of Jefferies Funding LLC, as Borrower of Loaned Shares.” Any Collateral credited to the Collateral Account shall be segregated from all other assets and property of the Collateral Agent, which such segregation may be accomplished by appropriate identification on the books and records of the Collateral Agent, as a “securities intermediary” within the meaning of the UCC, including 8-501(b)(1) thereof. The Collateral Agent acknowledges that the Collateral Account is maintained for the benefit of Lender and undertakes to treat Lender as entitled to exercise the rights that comprise the Collateral credited to the Collateral Account.
“Collateral Agent” means Jefferies & Company, Inc., in its capacity as collateral agent for Lender hereunder, or any successor thereto under Section 21.
“Collateral Percentage” means 100%.
“Common Shares” means shares of common stock, par value $0.001 per share, of Lender, or any other security into which the Common Shares shall be exchanged or converted as the result of any merger, consolidation, other business combination, reorganization, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy).
“Convertible Notes” means the $105,000,000 aggregate principal amount of 5.00% Convertible Senior Notes due 2013 issued by Lender, or up to $125,000,000 aggregate principal amount to the extent the option to purchase additional Convertible Notes (the “Option”) is exercised in full as set forth in the purchase agreement relating to the initial purchase of the Convertible Notes.
“Convertible Notes Settlement Date” means February 15, 2008.
“Credit Downgrade” occurs when either (i) Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., (“S&P”) and Moody’s Investor Services (“Moody’s”) rates the creditworthiness of Jefferies Group, Inc.’s long term unsecured and unsubordinated debt or deposit obligations at BBB or below for S&P and at Baa2 or below for Moody’s or (ii) S&P or Moody’s rates creditworthiness of Jefferies Group, Inc.’s long term unsecured and unsubordinated debt or deposit obligations at BBB- or below for S&P and at Baa3 or below for Moody’s, or, if either S&P or Moody’s ceases to rate such debt, an equivalent or lower rating by a substitute rating agency mutually agreed upon by the Lender and the Borrower.

“Credit Upgrade” occurs when either (i) S&P and Moody’s rates the creditworthiness of Jefferies Group, Inc.’s long term unsecured and unsubordinated debt or deposit obligations better than BBB for S&P and better than Baa2 for Moody’s, and (ii) S&P or Moody’s rates the creditworthiness of Jefferies Group, Inc.’s long term unsecured and unsubordinated debt or deposit obligations at BBB+ or better than for S&P and at Baa1 or better than for Moody’s, or, if either S&P or Moody’s ceases to rate such debt, an equivalent or higher rating by a substitute rating agency mutually agreed upon by the Lender and the Borrower.
“Cutoff Time” shall mean 10:00 a.m. in the jurisdiction of the Clearing Organization, or such other time on a Business Day by which a transfer of Loaned Shares must be made by Borrower or Lender to the other, as shall be determined in accordance with market practice.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Guarantor” means Jefferies Group, Inc. in its capacity as the guarantor under the Guaranty.
“Guaranty” means the guaranty between the Guarantor, as guarantor, and the Lender, as the guaranteed party, dated February 11, 2008, pursuant to which the obligations of Borrower under this Agreement have been guaranteed by the Guarantor.
“Indenture” means the Indenture between Lender and The Bank of New York Trust Company, N.A., as trustee, pursuant to which the Convertible Notes are to be issued, as such Indenture is in effect as of the Convertible Notes Settlement Date.
“Lender’s Designated Account” means the securities account of Lender maintained on the books of Jefferies & Company, Inc., as Securities Intermediary, and designated “GMX Resources Inc.” to be established promptly after the execution of this Agreement.
“Loan Availability Period” means the period beginning with the Convertible Notes Settlement Date and ending on the Facility Termination Date, except for any period designated by the Lender under the Registration Rights Agreement as a Blackout Period (as defined therein).
“Loaned Shares” means Common Shares initially transferred to Borrower in a Loan hereunder until such Loan or portion thereof is terminated and a corresponding number of Loaned Shares is transferred to Lender pursuant to this Agreement; provided that in respect of any such Common Shares initially transferred to Borrower by Lender and subsequently transferred by Borrower to another transferee, “Loaned Shares” means an equivalent number of Common Shares. If, as the result of a share dividend, share split or reverse share split, the number of outstanding Common Shares is increased or decreased, then the number of Loaned Shares under outstanding Loans shall, effective as of the payment or delivery date of any such event, be proportionately increased or decreased, as the case may be. If any new or different security (or two or more securities) shall be exchanged for the outstanding Common Shares as the result of any reorganization, merger, consolidation, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy), such new or different security (or such two or more securities collectively) shall, effective upon such exchange, be deemed to become a Loaned Share in substitution for the former Loaned Share for which such exchange is made and in the same proportion for which such exchange is made. For purposes of return of Loaned Shares by Borrower or purchase or sale of securities pursuant to Section 6 or Section 12, such term shall mean securities of the same issuer, class and quantity as the Loaned Shares as adjusted pursuant to the two preceding sentences.
“Market Value” on any day means (i) with respect to Common Shares, the most recent Closing Price of the Common Shares, and (ii) with respect to any Collateral that is (a) Cash, the face amount thereof, (b) a letter of credit, the undrawn amount thereof and (c) any other security or property, the market value thereof, as determined by the Collateral Agent, in accordance with market practice for such securities or property, based on the price for such security or property as of the most recent close of trading obtained from a generally recognized source or the closing bid quotation at the most recent close of trading obtained from such source, plus accrued interest to the extent not included therein, unless market practice with respect to the valuation of such securities or property in connection is to the contrary.
“Maximum Number of Shares” means, at any time, a number of Common Shares equal to the product of (i) the aggregate principal amount of Convertible Notes issued pursuant to the Indenture, divided by $1,000, and (ii) the Conversion Rate (as such term is used in the Indenture) applicable at such time.
“Non-Cash Collateral” means (i) any evidence of indebtedness issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof; (ii) any deposits, certificates of deposit or acceptances of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million at the time of deposit; (iii) any investments of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (iv) any repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States of America; (v) commercial paper of any corporation incorporated under the laws of the United States or any State thereof that is rated “investment grade” A-1 by S&P, or any successor thereto, or P-1 by Moody’s, or any successor thereto; (vi) any money market funds (including, but not limited to, money market funds managed by the Collateral Agent or an affiliate of the Collateral Agent) registered under the Investment Company Act of 1940, as amended; (vii) any letter of credit issued by a bank referred to in clause (ii); and (viii) all proceeds of the foregoing; provided that in no event shall Non-Cash Collateral include “margin stock” as defined by Regulation U of the Board of Governors of the Federal Reserve System.

“Pledge Period” means any period beginning on a Pledge Date and to the extent such Pledge Date occurred as a result of a Credit Downgrade ending on the earlier of (i) the Business Day immediately following the day on which Borrower notifies Lender and the Collateral Agent that a Credit Upgrade has occurred and (ii) the date on which this Agreement shall terminate in accordance with the terms of this Agreement.
“Registration Rights Agreement” means the registration rights agreement between the Lender and the Borrower dated February 11, 2008.
“Scheduled Trading Day” means any day on which (i) The NASDAQ Global Select Market, or any successor to such exchange or any substitute exchange or quotation system to which trading in the Common Shares has temporarily or permanently relocated (provided that Borrower, in a commercially reasonable manner, has determined that there is comparable liquidity relative to such Common Shares on such temporary or permanent substitute exchange or quotation system as on The NASDAQ Global Select Market), is scheduled to be open for trading for their respective regular trading sessions and (ii) each exchange or quotation system, where trading has a material effect (as determined by Borrower in a commercially reasonable manner) on the overall market for futures or options contracts relating to Common Shares, is scheduled to be open for trading for their respective regular trading sessions.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Intermediary” means a “securities intermediary” as defined by Section 8-102(a)(14) of the UCC.
“UCC” means the Uniform Commercial Code, as in effect in the State of New York, as in effect from time to time. Any reference to particular sections of the UCC shall be deemed to embrace successor renumbered provisions thereof.
Section 2. Loans of Shares; Transfers of Loaned Shares.
(a) Subject to (i) the terms and conditions of this Agreement and (ii) the execution of the Guarantee by the Lender and the Guarantor, Lender hereby agrees promptly to make available for borrowing by Borrower at any time and from time to time during the Loan Availability Period a number of Common Shares up to, in the aggregate, the Maximum Number of Shares. For the avoidance of doubt, any Loaned Shares returned by the Borrower may be borrowed again during the Loan Availability Period.
(b) Subject to the terms and conditions of this Agreement, Borrower may, from time to time, by written notice to Lender (a “Borrowing Notice”), seek to initiate a transaction, or a series of staggered transactions, in which Lender will lend Common Shares to Borrower through the issuance by Lender of such Common Shares to Borrower upon the terms, and subject to the conditions, set forth in this Agreement (each such issuance and loan, a “Loan”); provided that the number of Common Shares borrowed in any such Loan shall be equal to no less than 1.0% of the issued and outstanding Common Shares at such time. Such Loan shall be confirmed by a schedule and receipt listing the Loaned Shares included in such a Loan provided by Lender to Borrower (the “Confirmation”). Such Confirmation shall constitute conclusive evidence with respect to the Loan, including the number of Loaned Shares that are the subject of the Loan, to which the Confirmation relates, unless a written objection to the Confirmation specifying the reasons for the objection is received by Lender from Borrower within five Business Days after the delivery of the Confirmation to Lender; provided that in no event shall the delivery of the Confirmation or any such objection thereto delay the transfer of Loaned Shares to which a Borrowing Notice relates pursuant to clause (d) below.

(c) Notwithstanding anything to the contrary in this Agreement, Borrower shall not be permitted to borrow or have any right to take delivery of, or otherwise receive or be deemed to have received, any Common Shares hereunder to the extent (but only to the extent) that after such receipt of such Common Shares (i) the “beneficial ownership” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of Common Shares by Borrower or any affiliate of Borrower subject to aggregation with Borrower under such Section 13 and such rules would exceed 9.0% or violate any applicable risk management, trading or investment policies and procedures of Borrower, as determined by the Borrower in its sole discretion, or (ii) Borrower would be subject to Section 16(b) of the Exchange Act, as determined by the Borrower in its sole discretion, and any Loan hereunder shall be void and have no effect to the extent (but only to the extent) that (i) such “beneficial ownership” would be in excess of 9.0% or would violate any applicable risk management, trading or investment policies and procedures of Borrower, or (ii) Borrower would become subject to Section 16(b) of the Exchange Act. If any delivery owed to Borrower hereunder is not made, in whole or in part, as a result of this provision, Lender’s obligation to make such delivery shall not be extinguished and Lender shall make such delivery as promptly as practicable after, but in no event later than one Business Day after, Borrower gives notice to Lender that such delivery would not result in (i) such “beneficial ownership” being in excess of 9.0% or violating any applicable risk management, trading or investment policies and procedures of Borrower, or (ii) Borrower becoming subject to Section 16(b) of the Exchange Act. If, notwithstanding the foregoing, any delivery of Common Shares is erroneously made to Borrower or Borrower otherwise receives or is deemed to have received Common Shares in excess of the foregoing limitation contrary to the first sentence of this clause (c), such Common Shares shall remain the property of the Lender and the Borrower shall be deemed to hold the same as bailee of Lender and shall have no voting, dispositive control or pecuniary interest with respect thereto. Notwithstanding anything to the contrary in this Agreement, Lender shall not be liable to Borrower for any delivery of Common Shares in contravention of Section 2(c) pursuant to a Borrowing Notice delivered by Borrower.
(d) Lender shall transfer Loaned Shares in any Loan to Borrower on or before the Cutoff Time on the date specified in the Borrowing Notice for the commencement of such Loan, which shall be no later than the third Business Day following the Borrowing Notice, either in one or in a series of staggered transactions, as specified in the Borrowing Notice. Delivery of the Loaned Shares to Borrower shall be made in the manner set forth under Section 13 below.
Section 3. Collateral.
(a) Unless otherwise agreed by Borrower and Lender, Borrower shall, no later than 10:00 a.m. New York time on the third Scheduled Trading Day immediately following a day on which a Credit Downgrade has occurred, upon written request of Lender, transfer to the Collateral Agent, for credit to the Collateral Account, Collateral with a Market Value at least equal to the Collateral Percentage of the Market Value of the Loaned Shares as of the close of business on the Business Day immediately preceding such transfer (any such date, a “Pledge Date”).

(b) During any Pledge Period, any Collateral transferred by Borrower to the Collateral Agent shall be security for Borrower’s obligations in respect of the Loaned Shares and for any other obligations of Borrower to Lender hereunder. Borrower on the Pledge Date pledges with, assigns to, and grants the Collateral Agent for the benefit of Lender a continuing first priority security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Loaned Shares by Lender to Borrower and which shall cease upon the transfer of the Loaned Shares by Borrower to Lender, a Credit Upgrade or upon the transfer of any such Collateral to Borrower in accordance with the terms of this Agreement. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the UCC. To provide for the effectiveness, validity, perfection and priority of Lender’s rights as a secured party, Borrower acknowledges that the Collateral Agent has obtained control of any financial assets included in the Collateral (or shall have obtained control upon posting of such Collateral pursuant to the terms contained herein) within the meaning of Sections 8-106 and 9-106 of the UCC. The Collateral Agent acknowledges that it has control of the Collateral (or shall have control upon posting of such collateral pursuant to the terms contained herein) on behalf of Lender within the meaning of Section 8-106(d)(1) of the UCC. Except as expressly provided for in Section 12, Lender may not use or invest the Collateral and the Collateral Agent shall take no instruction from Lender regarding the use or investment of Collateral, unless a Borrower Default has occurred and is continuing. Promptly upon the termination of any Pledge Period, the Collateral Agent shall release to the Borrower all of the Collateral. The Securities Intermediary acknowledges that the Collateral Account is maintained for the Collateral Agent and undertakes to treat the Collateral Agent as entitled to exercise the rights that comprise the Collateral credited to the Collateral Account.
(c) Except as otherwise provided herein, upon the transfer to Lender of Loaned Shares pursuant to Section 6, the Collateral Agent shall release to Borrower Collateral with a Market Value equal to the Collateral Percentage of the Market Value of the Loaned Shares so transferred but only to the extent that immediately following such transfer of Collateral, no Collateral Deficit would exist. Such transfer of Collateral shall be made no later than the Cutoff Time on the day the Loaned Shares are transferred, or if such day is not a day on which a transfer of such Collateral may be effected under Section 13, or if the transfer of Loaned Shares by Lender to Borrower occurs after the Cutoff Time on such day, then in each case the next day on which such a transfer may be effected.
(d) If Borrower requests a Loan during the Pledge Period and transfers Collateral to the Collateral Agent, as provided in this Section 3, and Lender does not transfer the relevant Loaned Shares to Borrower, Borrower shall have the absolute right to the return of the Collateral; and if Lender transfers the relevant Loaned Shares to Borrower and Borrower does not transfer Collateral to the Collateral Agent as provided in this Section 3, Lender shall have the absolute right to the return of the relevant Loaned Shares.

(e) Borrower may, upon notice to Lender and the Collateral Agent, substitute Collateral for Collateral securing any Loan or Loans; provided that such substituted Collateral shall have a Market Value such that the aggregate Market Value of such substituted Collateral, together with all other Collateral, shall equal or exceed the Collateral Percentage of the Market Value of the Loaned Shares as of the date of such substitution.
(f) At the end of any Business Day, the Collateral Agent shall cause the cash balance of the Collateral Account to be invested in an interest-bearing U.S. dollar-denominated deposit account with The Bank of New York Trust Company, N.A., or any other institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million at the time of deposit (the “Deposit Account”). The interest rate paid on such deposit will vary from day to day and will be equal to the sum of a published based rate plus or minus an additional percentage. Any interest on such cash balances invested in the Deposit Account will be credited to the Collateral Account and become part of the Collateral. Such funds invested in the Deposit Account are not insured by the United States Federal Deposit Insurance Corporation. The parties hereto agree that jurisdiction, within the meaning of Section 9-304(b) of the UCC, in respect of the Deposit Account (and any other account established pursuant hereto) is the State of New York, and each party represents that it has not, and agrees and covenants that it will not, enter into any agreement to the contrary. For purposes of any transfers of cash balances to or from the Deposit Account only, “Business Day” shall mean any day, except Saturday, Sunday and any day which is a day on which banking institutions are authorized or required by law, regulation, executive order or other government action to close in London or New York or a day on which the New York Stock Exchange is closed.
Section 4. Mark To Market.
(a) During any Pledge Period, if, at the close of trading on any Business Day during the Loan Availability Period, the aggregate Market Value of all Collateral shall be less than the Collateral Percentage of the Market Value of all the outstanding Loaned Shares (a “Collateral Deficit”), Lender may, by notice to Borrower and the Collateral Agent, demand that Borrower transfer to the Collateral Agent, for credit to the Collateral Account, no later than on the third Business Day, additional Collateral so that the Market Value of such additional Collateral, when added to the Market Value of all other Collateral, shall equal or exceed the Collateral Percentage of the Market Value of the Loaned Shares on such Business Day of determination.
(b) During any Pledge Period, if, at the close of trading on any Business Day during the Loan Availability Period, the aggregate Market Value of all Collateral shall be greater than the Collateral Percentage of the Market Value of all the outstanding Loaned Shares (a “Collateral Excess”), Borrower may, by notice to Lender and the Collateral Agent, demand that the Collateral Agent transfer to Borrower, no later than the following Business Day, such amount of the Collateral selected by Borrower so that the Market Value of the Collateral, after deduction of such amounts, shall thereupon be at least equal to the Collateral Percentage of the Market Value of the Loaned Shares on such Business Day of determination; provided, however, that with respect to clauses (a) and (b), the Collateral Agent will promptly give Lender a statement setting forth the Market Value of all Collateral upon Lender’s request and Lender shall have the right to audit the Market Value of all Collateral.

(c) Notwithstanding the foregoing, with respect to any outstanding Loans secured by Collateral, the respective rights of Lender and Borrower under Section 4(a) and Section 4(b) may be exercised only where a Collateral Excess or Collateral Deficit exceeds 2% of the Market Value of the Loaned Shares.
Section 5. Loan Fee. Borrower agrees to pay Lender a single loan fee per Loan (a “Loan Fee”) equal to $0.001 per Loaned Share. The Loan Fee shall be paid by Borrower on or before the time of transfer of the Loaned Shares pursuant to Section 2(d) on a delivery-versus-payment basis through the facilities of the Clearing Organization.
Section 6. Loan Terminations.
(a) Borrower may terminate all or any portion of a Loan on any Business Day by transferring the corresponding number of Loaned Shares to Lender, without any consideration being payable in respect thereof by Lender to Borrower. Immediately following any such transfer, Borrower shall provide written notice of termination to Lender as soon as is practicable.
(b) All outstanding Loans, if any, shall terminate on the Facility Termination Date and all Loaned Shares under outstanding Loans shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the fifth Scheduled Trading Day following the Facility Termination Date.
(c) If, on any date, the aggregate number of Loaned Shares under outstanding Loans exceeds the Maximum Number of Shares, the number of Loaned Shares in excess of the Maximum Number of Shares shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the fifth Scheduled Trading Day following such date.
(d) If, as a result of complying with this Section 6, as promptly as reasonably practicable (but subject to applicable law, regulation or policy), (i) the “beneficial ownership” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of Common Shares by Borrower or any affiliate of Borrower subject to aggregation with Borrower under such Section 13 and such rules would exceed 9.0% or violate any applicable risk management, trading or investment policies and procedures of Borrower, as determined by the Borrower in its sole discretion, or (ii) Borrower would be subject to Section 16(b) of the Exchange Act, as determined by the Borrower in its sole discretion, then Borrower shall be permitted to extend the date on which Loaned Shares are due under this Section 6 for all or a portion of the corresponding delivery obligation but in no event longer than such time to allow Borrower to return such Loaned Shares, through one transaction or a series of transactions, without causing (i) such “beneficial ownership” to be in excess of 9.0% or to violate any applicable risk management, trading or investment policies and procedures of Borrower, or (ii) Borrower to become subject to Section 16(b) of the Exchange Act.

(e) If Borrower is unable to satisfy its obligations to deliver any Common Shares under this Section 6 due to (i) any requirement under, or possible violation of, any laws, or rules or regulations of any regulatory or self-regulatory authority or related policies and procedures (whether or not such requirements or related policies are imposed by law or have been voluntarily adopted by Borrower) or (ii) illiquidity in the market for Common Shares, each of such clauses (i) and (ii) as determined by the Borrower in its commercially reasonable discretion, Borrower shall, upon prior written notice to Lender, be permitted to extend the date on which Loaned Shares are due under this Section 6 to a date, as determined by the Borrower in its commercially reasonable discretion, as promptly as practicable after the conditions described in clause (i) or (ii), as applicable, cease to exist.
Section 7. Distributions.
(a) If Lender pays a cash dividend or makes a cash distribution in respect of all of its outstanding Common Shares, Borrower shall pay to Lender (whether or not Borrower is the holder of any Loaned Shares at such time), within three Business Days after the payment of such dividend or distribution, an amount in cash equal to the product of (i) the amount per Common Share of such dividend or distribution and (ii) the aggregate number of Loaned Shares under outstanding Loans as of the record date of such dividend or distribution.
(b) If Lender makes a distribution in respect of all of its outstanding Common Shares in property or securities, including any options, warrants, rights or privileges in respect of securities (including a distribution of Common Shares and any options, warrants, rights or privileges exercisable for, convertible into or exchangeable for Common Shares) (a “Non-Cash Distribution”), then (i) such Non-Cash Distribution shall be treated as additional Loans of such Non-Cash Distribution in an amount equal to the product of (x) the per Common Share amount of such Non-Cash Distribution and (y) the aggregate number of Loaned Shares under outstanding Loans as of the record date of such dividend or distribution, and (ii) the definition of “Loaned Share” shall be deemed to be modified to include the per Common Share kind and amount of such Non-Cash Distribution.
(c) During the Pledge Period any interest, cash distribution or cash dividend made on or in respect of any Collateral for any Loan hereunder, shall, subject to (e) below, be delivered by the Collateral Agent to Borrower, on the date such interest, cash distribution or cash dividend is received by the Collateral Agent.
(d) During the Pledge Period any non-cash distributions or dividend made on or in respect of any Collateral for any Loan hereunder shall, subject to (e) below, be delivered by the Collateral Agent to Borrower on the date such non-cash distribution or dividend is received by the Collateral Agent.
(e) During the Pledge Period, if the cash or other property received by the Collateral Agent under the provisions of paragraph (c) or (d) of this Section 7 qualifies as Collateral, to the extent that a transfer of such cash or other property to Borrower by the Collateral Agent would give rise to a Collateral Deficit, the Collateral Agent shall (only to the extent of any such Collateral Deficit) not make such transfer of cash or other property in accordance with this Section 7, but shall in lieu of such transfer immediately credit the amounts that would have been transferable under this Section 7 to the Collateral Account.

Section 8. Rights in Respect of Loaned Shares.
Subject to the terms of this Agreement, and except as otherwise agreed by Borrower and Lender, Borrower, insofar as it is the record owner of Loaned Shares, shall have all of the incidents of ownership in respect of any such Loaned Shares until such Loaned Shares are required to be delivered to Lender in accordance with the terms of this Agreement, including the right to transfer the Loaned Shares to others. Borrower agrees that it or any of its affiliates that are the record owner or holder of security entitlement to any Loaned Shares will not vote such Loaned Shares on any matter submitted to a vote of Lender’s shareholders.
Section 9. Representations and Warranties.
(a) Each of Borrower and Lender represents and warrants to the other that:
(i) it has full power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder;
(ii) it has taken all necessary action to authorize such execution, delivery and performance;
(iii) this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms;
(iv) the execution, delivery and performance of this Agreement does not and will not violate, contravene, or constitute a default under, (A) its certificate of incorporation, bylaws or other governing documents, (B) any laws, rules or regulations of any governmental authority to which it is subject, (C) any contracts, agreements or instrument to which it is a party or (D) any judgment, injunction, order or decree by which it is bound; and
(v) (A) this Agreement is not unsuitable for it in the light of such party’s financial situation, investment objectives and needs and (B) it is entering into this Agreement in reliance upon such tax, accounting, regulatory, legal and financial advice as it deems necessary and not upon any view expressed by the other.
(b) Lender represents and warrants to Borrower, as of the date hereof, and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that the Loaned Shares and all other outstanding Common Shares of Lender have been duly authorized and, upon the issuance and delivery of the Loaned Shares to Borrower in accordance with the terms and conditions hereof, and subject to the contemporaneous or prior receipt of the applicable Loan Fee by Lender, will be duly authorized, validly issued, fully paid and non- assessible Common Shares, and the shareholders of Lender have no preemptive rights with respect to the Loaned Shares.

(c) Lender represents and warrants to Borrower, as of the date hereof, and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that the outstanding Common Shares are listed on The NASDAQ Global Select Market, or any successor to such exchange or any substitute exchange or quotation system to which the trading in the Common Shares may be temporarily or permanently relocated, and the Loaned Shares have been approved for listing on The NASDAQ Global Select Market, or any substitute exchange or quotation system to which the trading in the Common Shares may be temporarily or permanently relocated, subject to official notice of issuance.
(d) Borrower represents to Lender that it has, or at the time of transfer to the Collateral Agent shall have, the right to grant to Lender, and that Lender shall acquire, a continuing first priority security interest in the Collateral.
(e) Lender represents and warrants to Borrower, as of the date hereof, and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that Lender is not “insolvent” (as such term is defined under Section 101(32) of Title 11 of the United States Code (the “Bankruptcy Code”) and any applicable state law) and Lender would be able to purchase the Maximum Number of Shares in compliance with the laws of Lender’s jurisdiction of organization.
(f) The representations and warranties of Borrower and Lender under this Section 9 shall remain in full force and effect at all times during the term of this Agreement and shall survive the termination of this Agreement for any reason.
Section 10. Covenants.
(a) Borrower covenants and agrees with Lender that it will not transfer or dispose of any Loaned Shares initially transferred to Borrower by Lender as a Loan hereunder of which it is the record owner except pursuant to a registration statement that is effective under the Securities Act; provided that Borrower may transfer any such Loaned Shares to any of its affiliates without a registration statement so long as such transfer is exempted from registration under the Securities Act and such affiliate transferee does not transfer or dispose of such Loaned Shares to any non-affiliated transferee except pursuant to a registration statement that is effective under the Securities Act.
(b) Lender agrees and acknowledges that Borrower has represented to Lender that Borrower is a “financial institution,” “swap participant” and “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the Bankruptcy Code. The parties hereto further agree and acknowledge (A) that this Agreement is intended to be (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “settlement payment,” or “margin payment,” as such term is defined in Section 741(8) of the Bankruptcy Code and 546(e), and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code, and (B) that Borrower is intended to be entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code.

(c) Lender covenants and agrees that, on any day on which Lender effects any repurchase of Common Shares, Lender shall give Borrower a written notice of the number of its outstanding Common Shares (a “Repurchase Notice”) if, following such repurchase, the number of outstanding Common Shares (which shall include on any determination date the Loaned Shares then outstanding) shall have decreased by more than 1.0% since the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, the number of outstanding Common Shares as of the date hereof).
(d) Lender covenants and agrees that neither it, nor any other person, will purchase Common Shares, directly or indirectly, such that, after giving effect to such purchase, the Maximum Number of Shares will be in excess of 34% of the number of outstanding Common Shares at such time.
(e) Lender covenants and agrees that, on the date hereof, Lender will provide to Borrower a properly executed Internal Revenue Service Form W-9.
Section 11. Events of Default.
(a) All Loans, and any further obligation to make Loans under this Agreement, may, at the option of Lender by a written notice to Borrower (which option shall be deemed exercised, even if no notice is given, immediately upon the occurrence of an event specified in either Section 11(a)(iii) or 11(a)(iv) below), be terminated (i) immediately upon the occurrence of any of the events set forth in either Section 11(a)(iii) or 11(a)(iv) below and (ii) two Business Days following such notice upon the occurrence of any of the other events set forth below (each, a “Borrower Default”):
(i) Borrower fails to deliver Loaned Shares to Lender as required by Section 6;
(ii) Borrower fails to deliver or pay to Lender when due any cash as required by Section 7;
(iii) the filing by or on behalf of Borrower or Guarantor of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, winding-up or liquidation or similar act or law, of any state, federal or other applicable foreign jurisdictions, now or hereafter existing (“Bankruptcy Law”), or any action by Borrower for, or consent or acquiescence to, the appointment of a receiver, trustee, custodian or similar official of Borrower or Guarantor, or of all or a substantial part of its property; or the making by Borrower or Guarantor of a general assignment for the benefit of creditors; or the admission by Borrower or Guarantor in writing of its inability to pay its debts as they become due;

(iv) the filing of any involuntary petition against Borrower or Guarantor in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable federal or state law or law of any other applicable foreign jurisdictions; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over Borrower or Guarantor or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or Guarantor or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower or Guarantor; and continuance of any such event for 15 consecutive calendar days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged;
(v) Borrower fails to transfer Collateral within two Business Days of the time when such transfer is due in accordance with Section 3 and Section 4;
(vi) Borrower or Guarantor notifies Lender of its inability to or intention not to perform Borrower’s or Guarantor’s, as applicable, obligations hereunder or under the Guarantee, as applicable, or otherwise disaffirms, rejects or repudiates any of its obligations hereunder or under the Guarantee, as applicable; or
(vii) any representation made by Borrower under this Agreement in connection with any Loan or Loans hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder or Borrower fails to comply in any material respect with any of its covenants under this Agreement; provided that the Borrower shall have the right to dispute in good faith any such notice from Lender of Borrower’s default under this Section 11(a)(vii).
(b) All Loans, and any further obligation to make Loans under this Agreement, may, at the option of Borrower by a written notice to Lender, be terminated two Business Days following such notice by Borrower upon the occurrence of any of the events set forth below (each, a “Lender Default,” and any Lender Default or Borrower Default, a “Default”):
(i) the filing by or on behalf of Lender of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law, or any action by Lender for, or consent or acquiescence to, the appointment of a receiver, trustee, custodian or similar official of Lender, or of all or a substantial part of its property; or the making by Lender of a general assignment for the benefit of creditors; or the admission by Lender in writing of its inability to pay its debts as they become due; or

(ii) the filing of any involuntary petition against Lender in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable federal or state law or law of any other applicable foreign jurisdictions; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over Lender or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Lender or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Lender; and continuance of any such event for 15 consecutive calendar days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged.
Section 12. Remedies.
(a) Notwithstanding anything to the contrary herein, if Borrower is required to return Loaned Shares pursuant to Section 6 or Section 11 and, on the date on which Borrower is required to return Loaned Shares pursuant to Section 6 or Section 11, the purchase of Common Shares by Borrower in an amount equal to all or any portion of the number of Loaned Shares to be delivered to Lender shall (i) be prohibited by any law, rules or regulation of any governmental authority to which it is or would be subject, (ii) violate, or would upon such purchase likely violate, any order or prohibition of any court, tribunal or other governmental authority, (iii) require the prior consent of any court, tribunal or governmental authority prior to any such repurchase or (iv) subject Borrower, in the commercially reasonable judgment of Borrower, to any liability or potential liability under any applicable federal securities laws (other than (x) Section 13 and Section 16(b) of the Exchange Act, (y) any requirement under, or possible violation of, any laws, or rules or regulations of any regulatory or self-regulatory authority or related policies and procedures (whether or not such requirements or related policies are imposed by law or have been voluntarily adopted by the Borrower) or (z) illiquidity in the market for Common Shares, in which events Section 6(d) or 6(e) hereof, as applicable, shall govern) (each of (i), (ii), (iii) and (iv), a “Legal Obstacle”), then, in each case, Borrower shall immediately notify Lender of the Legal Obstacle and the basis therefor, whereupon Borrower’s obligation to deliver Loaned Shares to Lender shall be suspended until such time as no Legal Obstacle with respect to such obligations shall exist (a “Repayment Suspension”). Upon notification of a Repayment Suspension and for so long as the Repayment Suspension shall continue during the Pledge Period, Lender shall have the right, exercisable in its sole discretion, to direct the Collateral Agent to, and the Collateral Agent upon receipt of the written request of Lender (with a copy to Borrower) shall, release to Lender an amount of Collateral with a Market Value equal to the Market Value of all (or such fewer number as Lender may specify) of the Loaned Shares that are the subject of the Repayment Suspension, whereupon the Borrower’s obligation to return such number of Loaned Shares to the Lender shall automatically be extinguished.

Following the occurrence of and during the continuation of any Repayment Suspension, Borrower shall use commercially reasonable efforts to remove or cure the Legal Obstacle as soon as practicable. If Borrower is unable to remove or cure the Legal Obstacle within a reasonable period of time under the circumstances, Borrower shall pay to Lender, in lieu of the delivery of Loaned Shares otherwise required to be delivered, an amount in immediately available funds (“Replacement Cash”) equal to the Market Value of such Loaned Shares as of the date of such determination.
(b) If Borrower shall fail to deliver Loaned Shares to Lender on the due date when any Loan is terminated under Section 6 or Section 11 or Borrower shall fail to pay the Replacement Cash to Lender when due in accordance with Section 12(a) above, then, in either case, in addition to any other remedies available to Lender under this Agreement or under applicable law, Lender shall have the right (upon prior written notice to Borrower) to (i) purchase a like number of Common Shares (and, Non-Cash Distribution, if applicable pursuant to Section 7(b)) (“Replacement Shares”) in the principal market for such securities in a commercially reasonable manner in compliance with applicable securities laws (and Lender shall promptly notify Borrower of the aggregate purchase price of the Replacement Shares upon the exercise of such right), (ii) sell any Collateral in the principal market for such Collateral in a commercially reasonable manner and (iii) apply and set off the Collateral and any proceeds thereof (including any amounts drawn under a letter of credit supporting any Loan) against the payment of the purchase price for such Replacement Shares and any amounts due to Lender under this Agreement; provided that Lender shall not be permitted to exercise its right to purchase Replacement Shares if Borrower is delivering Loaned Shares to Lender in accordance with Section 6(d) or Section 6(e), and provided further that if any Repayment Suspension or failure to deliver shall exist and be continuing, Lender shall not be permitted to exercise its right to purchase Replacement Shares unless Borrower shall fail to deliver the Loaned Shares or pay the Replacement Cash to Lender when due in accordance with Section 12(a) above. To the extent Lender shall exercise such right, Borrower’s obligation to return a like amount of Loaned Shares or to pay the Replacement Cash, as applicable, shall terminate and Borrower shall be liable to Lender for the purchase price of such Replacement Shares and all other amounts, if any, due to Lender hereunder. In the event that the purchase price of Replacement Shares (plus all other amounts, if any, due to Lender hereunder) exceeds the amount of the Collateral, Borrower shall be liable to Lender for the amount of such excess. The purchase price of Replacement Shares purchased under this Section 12 shall include, and the proceeds of any sale of Collateral shall be determined after deduction of, broker’s fees and commissions and all other reasonable costs, fees and expenses related to such purchase and sale. In the event Lender exercises its rights under this Section 12, Lender may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Shares, to be deemed to have made such purchase of Replacement Shares for an amount equal to the Closing Price of Common Shares on the date Lender elects to exercise this remedy. Upon the satisfaction of all Borrower’s obligations hereunder, any remaining Collateral shall be returned to Borrower.

Section 13. Transfers.
(a) All transfers of Loaned Shares to Borrower hereunder shall be made by the crediting by a Clearing Organization of such financial assets to Borrower’s “securities account” (within the meaning of Section 8-501 of the UCC) maintained with such Clearing Organization. All transfers of Loaned Shares to Lender hereunder shall be made by the crediting of such Loaned Shares to Lender’s Designated Account (whereupon, for the avoidance of doubt, such Loaned Shares credited to Lender’s Designated Account shall become the property of Lender, and Borrower shall have no voting, dispositive control or pecuniary interest with respect thereto). All transfers of Collateral to the Collateral Agent by Borrower shall be made by crediting the Collateral Account. All transfers of Collateral to Lender by the Collateral Agent shall be made in the manner directed by Lender. In every transfer of “financial assets” (within the meaning of Section 8-102 of the UCC) hereunder, the transferor shall take all steps necessary (i) to effect a delivery of such financial assets to the transferee under Section 8-301 of the UCC, or to cause the creation of a security entitlement in favor of the transferee in such financial assets under Section 8-501 of the UCC, (ii) to enable the transferee to obtain “control” (within the meaning of Section 8-106 of the UCC), and (iii) to provide the transferee with comparable rights under any similar law or regulation of any other jurisdiction that is applicable to such transfer.
(b) Except as otherwise provided herein, all transfers of cash hereunder to Borrower or Lender shall be by wire transfer in immediately-available, freely-transferable funds.
(c) A transfer of securities or cash may be effected under this Section 13 on any day except (i) a day on which the transferee is closed for business at its address set forth in Section 18 or (ii) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer. Any transfer not effected because of this clause (c) shall be made on the next following day on which such transfer may be made.
Section 14. Indemnities.
(a) Lender hereby agrees to indemnify and hold harmless Borrower and its affiliates and its former, present and future directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses (including, without limitation, any losses relating to Borrower’s market activities as a consequence of becoming, or of the risk of becoming, subject to Section 16(b) of the Exchange Act, including, without limitation, any forbearance from market activities or cessation of market activities and any losses in connection therewith) incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with, (i) any breach by Lender of any of its representations or warranties contained in Section 9 or (ii) any breach by Lender of any of its covenants or agreements in this Agreement.
(b) Borrower hereby agrees to indemnify and hold harmless Lender and its affiliates and its former, present and future directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with (i) any breach by Borrower of any of its representations or warranties contained in Section 9 or (ii) any breach by Borrower of any of its covenants or agreements in this Agreement.

(c) In case any claim or litigation which might give rise to any obligation of a party under this Section 14 (each an “Indemnifying Party”) shall come to the attention of the party seeking indemnification hereunder (the “Indemnified Party”), the Indemnified Party shall promptly notify the Indemnifying Party in writing of the existence and amount thereof; provided that the failure of the Indemnified Party to give such notice shall not adversely affect the right of the Indemnified Party to indemnification under this Agreement, except to the extent the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall promptly notify the Indemnified Party in writing if it accepts such claim or litigation as being within its indemnification obligations under this Section 14. Such response shall be delivered no later than 30 days after the initial notification from the Indemnified Party; provided that, if the Indemnifying Party reasonably cannot respond to such notice within 30 days, the Indemnifying Party shall respond to the Indemnified Party as soon thereafter as reasonably possible.
(d) An Indemnifying Party shall be entitled to participate in and, if (i) in the judgment of the Indemnified Party such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party. An Indemnified Party shall not make any settlement of any claim or litigation under this Section 14 without the written consent of the Indemnifying Party.
Section 15. Termination of Agreement.
(a) This Agreement shall terminate upon (A) the earliest of (i) the date as of which Lender has notified Borrower in writing of its intention to terminate this Agreement at any time after the entire principal amount of Convertible Notes ceases to be outstanding and the Lender has settled all payments or deliveries in respect of such Convertible Notes (as such settlement may be extended pursuant to market disruption events or otherwise pursuant to the Indenture), whether as a result of conversion, repurchase, cancellation, at maturity or otherwise, (ii) the written agreement of Lender and Borrower to so terminate, (iii) the termination of the purchase agreement relating to the Convertible Notes without issuance of the Convertible Notes or the failure of the initial offering of the Convertible Notes to close, in each case pursuant to the terms of such purchase agreement and the Indenture, (iv) the occurrence and continuance of a Borrower Default, at the option of the Lender, as set forth in Section 11(a) and (v) the occurrence of a Lender Default, at the option of the Borrower, as set forth in Section 11(b) (the date of such earliest occurrence, the “Facility Termination Date”) and (B) Borrower’s full satisfaction and discharge of its duties and obligations under Section 6.
(b) Unless otherwise agreed in writing by Borrower and Lender, the provisions of Section 14 shall survive the termination of this Agreement.

Section 16. Delegation.
Neither party shall delegate its obligations under this Agreement without the prior written consent of the other party, and any attempt to delegate obligations arising under this Agreement without such consent shall be void; provided that notwithstanding the foregoing and anything to the contrary herein, Borrower may designate any person to deliver Loaned Shares to Lender when due in accordance with this Agreement and to otherwise perform Borrower’s obligations in respect of this Agreement and any such designee may assume such obligations. Borrower shall only be discharged of its obligations to Lender to the extent of any such delivery or performance.
Section 17. Transfer and Assignment.
Neither party shall transfer or assign its rights or obligations under this Agreement without the prior written consent of the other party, and any attempt to transfer or assign any rights or obligations arising under this Agreement without such consent shall be void; provided that notwithstanding the foregoing and anything to the contrary herein, Borrower shall have the right to assign its rights and obligations under this Agreement to any of its affiliates that benefit from the Guaranty and be released from all of its obligations under this Agreement.
Section 18. Notices.
(a) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when received.
(b) All such notices and other communications shall be directed to the following address:
(i)	If to Borrower to:

Jefferies Funding LLC c/o Jefferies & Company, Inc. 520 Madison Avenue New York, NY 10022 Attention: General Counsel Telephone No.: (212) 284-2266 Facsimile No.: (212) 284-2280

(ii)	If to the Collateral Agent to:

Jefferies & Company, Inc. 520 Madison Avenue New York, NY 10022 Attention: General Counsel Telephone No.: (212) 284-2266 Facsimile No.: (212) 284-2280

(iii)	If to Lender to:

GMX Resources Inc. One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK 73114 Attention: James Merrill Facsimile: (405) 600-0600

With a copy to:

Crowe Dunlevy 20 North Broadway, Suite 1800 Oklahoma City, OK 73102 Attention: Michael Stewart Facsimile: (405) 272-5238
(c) In the case of any party, at such other address as may be designated by written notice to the other parties.
Section 19. Governing Law; Submission To Jurisdiction; Severability.
(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but excluding any choice of law provisions that would require the application of the laws of a jurisdiction other than New York.
(b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY LOAN HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.
(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(d) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

Section 20. Counterparts.
This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.
Section 21. Designation of Replacement of the Collateral Agent.
If at any time while this Agreement is in effect (i) Jefferies & Company, Inc. ceases to be a Securities Intermediary or (ii) Lender shall determine, in its sole discretion, that any of the relationships by or among the parties hereto are reasonably likely to prevent Lender from acquiring, or jeopardize the continuation of, Lender’s continuing first priority security interest in the Collateral as contemplated under Section 3(b), Lender shall be entitled to designate a bank or trust company reasonably satisfactory to Borrower as a successor Collateral Agent. In the event of a designation of a successor Collateral Agent, each of the parties to this Agreement agrees to take all such actions as are reasonably necessary to effect the transfer of rights and obligations of Jefferies & Company, Inc. as Collateral Agent hereunder to such successor Collateral Agent, including the execution and delivery of amendments to this Agreement as shall be necessary to effect such designation and transfer.
Section 22. Role of Agent.
(a) Each party agrees and acknowledges that Jefferies & Company, Inc., an affiliate of Borrower, will (i) act and has acted solely as agent and not as principal with respect to the Loans, and (ii) has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of the Loans (including, if applicable, in respect of the settlement thereof). Each of the Borrower and the Lender agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under the Loans.
(b) Each party further agrees and acknowledges that the obligations of the Collateral Agent hereunder are only those expressly set forth in this Agreement. The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with this Agreement (i) with the consent or at the request of Lender or (ii) in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Lender shall indemnify the Collateral Agent against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Collateral Agent’s gross negligence or willful misconduct) that the Collateral Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Collateral Agent hereunder.

Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent, bailee, clearing corporation or securities intermediary or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent, bailee, clearing corporation or securities intermediary selected by the Collateral Agent in good faith (or selected by an agent, bailee, clearing corporation or securities intermediary so selected by the Collateral Agent or by any agent, bailee, clearing corporation or securities intermediary selected in accordance with this parenthetical phrase).
Section 23. Amendments.
No amendment or modification in respect of this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Share Lending Agreement as of the date and year first above written.

GMX Resources Inc. as Lender		Jefferies Funding LLC as Borrower

By:	/s/ Ken L. Kenworthy, Jr. Name: Ken L. Kenworthy Jr.	By:	/s/ Jason D. Griffith Name: Jason D. Griffith
	Title: President		Title: Executive Vice President

Jefferies & Company, Inc., as Collateral Agent

		By:	/s/ Jason D. Griffith

Name: Jason D. Griffith
Title: Executive Vice President